EXHIBIT 10.8.2

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

_________________________________________________________

1991 AMENDED AND RESTATED STOCK OPTION
AND PERFORMANCE AWARD PLAN OF
KANSAS CITY SOUTHERN INDUSTRIES, INC.

_________________________________________________________

     By this Agreement, Kansas City Southern, a Delaware corporation (the “Company”), grants to «Name», (the “Grantee”), an employee of the Company or a Subsidiary, (i) a non-qualified stock option (the “Option”) to purchase that number of shares (“Shares”) of the Company’s Common Stock, $.01 par value, set forth below and (ii) an equal number of limited stock appreciation rights (“LSARs”), all subject to the terms and conditions set forth below, in the Exhibits A and A1 attached hereto and in the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, as may from time to time be amended (the “Plan”), all of which are an integral part of this Agreement. A copy of the Plan is attached. Capitalized terms used but not defined in this Agreement have the meaning specified in the Plan.

Grant Date :	[Date]
Number of Shares:	«Options_»
Option Price:	[Price]

     Provisions governing when this Option becomes exercisable and governing the term of the Option are set forth in Exhibit A1 attached hereto.

     Please indicate your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it to the Corporate Secretary’s Office, in the envelope provided, within thirty (30) days after the Company’s mailing of this Agreement to you. This Option shall not be exercisable unless and until you sign this Agreement and return it to the Company.

     I agree to be bound by the terms, conditions and provisions of the Plan and this Agreement. I understand by that signing this Agreement I am not obligated to exercise all or any part of this Option or any other Option.

KANSAS CITY SOUTHERN
By:
[Name and Title]

ACCEPTED AND AGREED:

                                             Dated:                    , 200_
Signature
«Name»       «SSN»
«Address1» «Address2»
«City» «St» «Zip»

(Return one copy of this Agreement in the enclosed self-addressed envelope. Retain one copy for your records.)
Please see reverse side to complete beneficiary information.

EXHIBIT A
TO
STOCK OPTION AGREEMENT

     1. Manner of Exercise. This Option shall be exercised by delivering to the Company (or its authorized agent), during the period in which such Option is exercisable, (i) a written notice of your intent to purchase a specific number of Shares pursuant to this Option (a “Notice of Exercise”), and (ii) full payment of the Option Price for such specific number of Shares. Payment may be made by any one or more of the following means:

     (a) cash or personal check, or

     (b) if approved and permitted by the Committee, Shares with a Fair Market Value on the last complete stock trading day preceding such exercise equal to such Option Price which either (i) have been owned by you for at least six months or (ii) were purchased by you on the open market. Certificates for Shares shall be properly endorsed with signatures guaranteed (unless such signature guarantee is waived by an officer of the Company), and shall represent Shares which are fully paid, non-assessable, and free and clear from all liens and encumbrances, or

     (c) if approved and permitted by the Committee, through the sale of the Shares acquired on exercise of this Option through a broker to whom you have submitted irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if required by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise. A Copy of such delivery instructions must also be delivered to the Company by the Grantee with the Notice of Exercise.

The exercise of the Option shall become effective at the time such a Notice of Exercise has been received by the Company, which must be before the tenth anniversary of the Grant Date (the “Expiration Date”). The exercise of this Option as to a number of Shares will result in the cancellation of an equal number of LSARs. You shall not have any rights as a stockholder of the Company with respect to the Shares deliverable upon exercise of this Option until a certificate for such Shares is delivered to you.

     If the Option is exercised as permitted herein by any person or persons other than Grantee, such Notice of Exercise shall be accompanied by such documentation as Company may reasonably require, including without limitation, evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to Company that any death taxes payable with respect to such Shares have been paid or provided for.

     2. Exercisability. This Option shall become fully exercisable upon your termination of employment with the Company or a Consolidated Subsidiary on account of (a) death or (b) Disability. Upon Retirement prior to [Date], the Option shall become exercisable to the extent that the threshold prices set forth in Section A of Exhibit A1 have been achieved for at least [# of days] (#) consecutive trading days, without regard to Section D of Exhibit A1.

     3. Change of Control. This Option shall become fully exercisable upon a Change of Control that has been approved by the Incumbent Board provided you remain continuously employed by the Company or a Consolidated Subsidiary from the Grant Date until the Change of Control. Upon a Change of Control that has not been approved by the Incumbent Board, all LSARs then outstanding shall automatically be exercised and this Option shall be canceled.

     4. Exercise After Termination of Affiliation. This Option may be exercised only while you are employed by the Company or a Subsidiary, except that this Option may also be exercised after the date on which you cease to be so employed (“Termination Date”) as follows:

     (i) if you have a Termination of Affiliation on account of Retirement, you may also exercise this Option at any time during the first five years after your Termination Date;

     (ii) if you have a Termination of Affiliation on account of Disability, you may also exercise this Option at any time during the first 12 months after your Termination Date;

     (iii) if you have a Termination of Affiliation on account of death, the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable, may also exercise this Option at any time during the first 12 months after your Termination Date; and

     (iv) if you have a Termination of Affiliation on account of any other reason (other than a dismissal for Cause), you may also exercise this Option at any time during the first three months after your Termination Date;

provided, however, that (x) except as otherwise provided in Section 2 or 3 of this Exhibit A, this Option may be exercised after your Termination Date only to the extent it is exercisable on the Termination Date, (y) under no circumstances may this Option be exercised on or after the Expiration Date, and (z) the expiration of your Option will automatically result in the expiration of all associated LSARs. For purposes of this Section 4, if you are employed by a corporation that is a Subsidiary of the Company, you will be deemed to have had a Termination of Affiliation as of the first day on which such corporation ceases to be a Subsidiary of the Company.

     5. Affiliation with Competitor. Notwithstanding anything to the contrary contained herein, if Grantee, without Company’s consent, becomes associated with, employed by, renders service to, or owns any interest in (other than any non-substantial interest, as the Committee from time to time determines) any business that is in competition with Company or any Affiliate (as defined below), the Option shall terminate and cease to be exercisable immediately upon such event. For purposes of this paragraph, Affiliate means (i) any individual or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and (ii) any entity in which the Company owns, directly or indirectly, 20% or more of the combined value of all equity interests.

     6. No Waiver. The failure of Company in any instance to exercise any of its rights granted under this Agreement or the Plan shall not constitute a waiver of any other rights that may arise under this Agreement.

     7. Limited Transferability of Option. Except as provided in the immediately following sentence, this Option is exercisable during your lifetime only by you or your guardian or legal representative, and this Option and the associated LSARs are not transferable except by will or the laws of descent and distribution. To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, you may transfer this Option and the associated LSARs to (i) your spouse, sibling, parent, child (including an adopted child) or grandchild (any of which an “Immediate Family Member”); (ii) a trust, the primary beneficiaries of which consist exclusively of you or your Immediate Family Members; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of you or your Immediate Family Members.

     8. Fractional or De Minimis Shares. Neither the Option nor the LSARs shall be exercisable with respect to a fractional share or with respect to fewer that ten (10) Shares, unless the remaining Shares, are fewer than ten (10)).

     9. Nonstatutory Option. This Option has been designated by the Committee as a Nonstatutory Option; it does not qualify as an incentive stock option.

     10. Taxes. The Company is not required to issue Shares upon the exercise of this Option unless you first pay to the Company such amount, if any, as may be required by the Company to satisfy any liability it may have to withhold federal, state, local or foreign income or other taxes relating to such exercise. You may elect to satisfy such tax withholding obligation by delivering to the Company a written irrevocable election to have the Company withhold a portion of the Shares purchased upon exercise of the Option having a Fair Market Value equal to the amount of taxes required to be withheld; provided, however, that the Committee may, at any time before you file such an election with the Company, revoke your right to make such an election.

     11. Amendments. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under this Agreement without your consent.

     12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Corporate Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Grantee, when actually delivered or deposited in the U.S. Mail, postage prepaid and properly addressed to the party to be notified.

     13. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     14. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware other than its laws respecting choice of law.

     15. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT A1
TO
STOCK OPTION AGREEMENT

Exercisability and Term of Option

     A. Prior to [Date], the option shall become exercisable, provided you remain continuously employed by the Company or a Subsidiary which is consolidated with the Company for financial reporting purposes (a “Consolidated Subsidiary”) from the Grant Date to the earlier of [Date] or the applicable Threshold Date (as defined below) and subject to Section D below, in accordance with the following schedule, if the common stock of the Company shall have had a fair market value per share for at least [# of days] (#) consecutive trading days at or above the threshold prices set forth below:

		Number of Shares
		For Which Option
	Threshold Price	Becomes Exercisable
Threshold A	$6.6125	«Year1_»
Threshold B	$7.6044	«Year2_»
Threshold C	$8.7451	«Year3_»

The “Threshold Date” is the earliest date on which the common stock of the Company shall have had a fair market value for at least [# of days] [(#)] consecutive trading days at or above the Threshold A, B or C Price, as applicable, set forth above.

     B. Provided no Termination of Affiliation of the Grantee has occurred through [Date], the Option shall become exercisable on [Date] with respect to any shares as to which the Option shall not have previously become exercisable, but as to such shares shall be exercisable only for a period of thirty (30) days. With respect to any such shares, the Option shall expire at the end of said thirty (30) days and shall no longer be exercisable.

     C. With respect to any shares as to which the Option becomes exercisable prior to [Date], the Option shall expire at the end of ten (10) years from the Grant Date, unless terminated earlier as provided in Exhibit A or the Plan.

     D. Notwithstanding the provisions of Section A above, the Option shall not be exercisable, in whole or in part, during the year ending on [Date], except as provided in Sections 2 and 3 of Exhibit A.